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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of the names and states of incorporation of the subsidiaries of the Company.

                       Name                    State of Incorporation

             Akorn (New Jersey), Inc.                 New Jersey